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                                                                                         Exhibit 12
                                 GENERAL ELECTRIC COMPANY
                            RATIO OF EARNINGS TO FIXED CHARGES

                                                                 Year ended December 31
(Dollars in millions)                            -----------------------------------------------
                                                  1990       1991      1992       1993      1994
                                                  ----       ----      ----       ----      ----
GE except GECS
--------------
"Earnings" <F1>                                $ 5,256    $ 5,329   $ 5,582   $  5,511   $ 7,828
Less:  Equity in undistributed earnings
       of General Electric Capital
       Services, Inc. <F2>                        (775)      (871)     (831)      (957)   (1,181)
Plus:  Interest and other financial
       charges included in expense                 962        893       768        525       410
       One-third of rental expense <F3>            207        225       228        212       171
                                               -------    -------   -------    -------   -------
Adjusted "earnings"                            $ 5,650    $ 5,576   $ 5,747   $  5,291   $ 7,228
                                               =======    =======   =======    =======   =======

Fixed Charges:
  Interest and other financial charges         $   962    $   893   $   768    $   525    $  410
  Interest capitalized                              26         33        29         21        21
  One-third of rental expense <F3>                 207        225       228        212       171
                                               -------    -------   -------    -------   -------
Total fixed charges                            $ 1,195    $ 1,151   $ 1,025    $   758    $  602
                                               =======    =======   =======    =======   =======
Ratio of earnings to fixed charges                4.73       4.84      5.61       6.98     12.01
                                               =======    =======   =======    =======   =======

General Electric Company and consolidated
  affiliates
-----------------------------------------
"Earnings" <F1>                                $ 5,621    $ 5,679   $ 6,026    $ 6,287   $ 8,831
Plus:  Interest and other financial
       charges included in expense               5,397      5,270     4,512      4,096     4,994
       One-third of rental expense <F3>            240        261       320        349       327
                                               -------    -------   -------    -------   -------
Adjusted "earnings"                            $11,258    $11,210   $10,858    $10,732   $14,152
                                               =======    =======   =======    =======   =======

Fixed Charges:
  Interest and other financial charges         $ 5,397    $ 5,270   $ 4,512    $ 4,096   $ 4,994
  Interest capitalized                              46         41        35         26        30
  One-third of rental expense <F3>                 240        261       320        349       327
                                               -------    -------   -------    -------   -------
    Total fixed charges                        $ 5,683    $ 5,572   $ 4,867    $ 4,471   $ 5,351
                                               =======    =======   =======    =======   =======
    Ratio of earnings to fixed charges            1.98       2.01      2.23       2.40      2.64
                                               =======    =======   =======    =======   =======

<F1> Earnings for all years consist of earnings from continuing operations before income taxes and minority interest. For 1991 and 1993, earnings are before cumulative effects of changes in accounting principle.
<F2> Earnings for all years consist of earnings from continuing operations after income taxes.  For
      1991, earnings are from continuing operations before cumulative effect of change in accounting principle.
<F3> Considered to be representative of interest factor in rental expense.

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